                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated June 23, 1998 (except for Note 7, as to which the date is October 27, 1998) accompanying the financial statements of Genesis Media Group, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
October 27, 1998